ARCUS MINING HOLDINGS LIMITED

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

Arcus Mining Holdings Limited
Index to Consolidated Financial Statements
As of December 31, 2017 and 2016 and for each of the years then ended

MOORE STEPHENS

Moore Stephens CPA Limited
801-806 Silvercord, Tower 1,
30 Canton Road, Tsimshatsui,
Kowloon, Hong Kong
T +852 2375 3180
F +852 2375 3828
www.moorestephens.com.hk

大華馬施雲
會計師事務所有限公司

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Sole Director of
Arcus Mining Holdings Limited

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Arcus Mining Holdings Limited and subsidiaries (collectively, the "Company") as of December 31, 2017 and 2016, and the related consolidated statements of operations and comprehensive loss, changes in stockholders' equity, and cash flows for each of the years then ended, and the related notes (collectively referred to as the "consolidated financial statements"). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2017 and 2016, and the consolidated results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Material Uncertainty related to Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered an operating loss of $1,230,969 for the year ended December 31, 2017 and has a stockholders' deficiency of $6,604,294 as of December 31, 2017, which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Report of Independent Registered Public Accounting Firm (Continued)

Basis for Opinion (continued)

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Moore Stephens CPA Limited

Moore Stephens CPA Limited
Certified Public Accountants

We have served as the Company's auditor since 2015.

Hong Kong
March 9, 2018

Arcus Mining Holdings Limited
Consolidated Balance Sheets
As of December 31, 2017 and 2016

(In United States dollars)

	Note	December, 31 2017 $	December, 31 2016 $
Assets			
Current assets			
Cash and cash equivalents		38,943	101,278
Accounts receivable		-	49,588
Inventories		-	90,295
Other receivables		91,072	92,586
Prepayments and deposits		149,182	163,747
Total current assets		279,197	497,494
Non-current assets			
Property, plant and equipment, net	4	1,639,139	1,684,374
Intangible assets	5	1,097,362	1,097,362
Total assets		3,015,698	3,279,230
Liabilities and Stockholders' Deficiency			
Current liabilities			
Accrued charges		307,663	394,500
Other payables		234,385	130,585
Other loan	7	-	644,759
Loan from related persons	12(a)	256,022	257,904
Total current liabilities		798,070	1,427,748
Non-current liabilities			
Amounts due to shareholders	12(c)	8,679,987	7,235,531
Provision for asset retirement obligations	8	30,696	26,957
Provision for exploration asset compensation	9	111,239	97,704
Total liabilities		9,619,992	8,787,940
Commitments	13		
Stockholders' deficiency			
Common stock, par value $1 per share - 1,000,000 shares authorized - 100 issued and outstanding shares		100	100
Accumulated loss		(6,375,999)	(5,145,030)
Accumulated other comprehensive loss		(228,395)	(363,780)
Total stockholders' deficiency		(6,604,294)	(5,508,710)
Total liabilities and stockholders' deficiency		3,015,698	3,279,230

The accompanying notes are an integral part of these consolidated financial statements.

Arcus Mining Holdings Limited
Consolidated Statements of Operations and Comprehensive Loss
For the years ended December 31, 2017 and 2016

(In United States dollars)

	Note	Year ended December 31, 2017 $	Year ended December 31, 2016 $
Net sales		295,262	416,532
Cost of sales		(474,434)	(822,570)
Gross loss		(179,172)	(406,038)
Other operating income	10	-	25,790
Administrative expenses		(800,863)	(1,162,632)
Loss from operations		(980,035)	(1,542,880)
Other income		36	15,047
Interest expense		(250,970)	(239,632)
Loss before provision for income taxes		(1,230,969)	(1,767,465)
Provision for income taxes	11	-	-
Net loss		(1,230,969)	(1,767,465)
Other comprehensive income / (loss), net of tax:			
Foreign currency translation adjustments, net of tax		135,385	(417,565)
Comprehensive loss		(1,095,584)	(2,185,030)
Net loss per share:			
Basic net loss per share		($12,309.68)	($17,674.63)
Diluted net loss per share		($12,309.68)	($17,674.63)

The accompanying notes are an integral part of these consolidated financial statements.

Arcus Mining Holdings Limited
Consolidated Statements of Changes in Stockholders' Equity
For the years ended December 31, 2017 and 2016

(In United States dollars)

	Common Stock				
	Shares	**Amount** $	**Accumulated losses** $	**Accumulated other comprehensive income/(loss)** $	**Total** $
Balance as of December 31, 2015	100	100	(3,377,565)	53,785	(3,323,680)
Net loss	-	-	(1,767,465)	-	(1,767,465)
Foreign currency translation adjustments	-	-	-	(417,565)	(417,565)
Balance as of December 31, 2016	100	100	(5,145,030)	(363,780)	(5,508,710)
Net loss	-	-	(1,230,969)	-	(1,230,969)
Foreign currency translation adjustments	-	-	-	135,385	135,385
Balance as of December 31, 2017	100	100	(6,375,999)	(228,395)	(6,604,294)

The accompanying notes are an integral part of these consolidated financial statements.

Arcus Mining Holdings Limited
Consolidated Statements of Cash Flows
For the years ended December 31, 2017 and 2016

(In United States dollars)

	Year ended December 31, 2017 $	Year ended December 31, 2016 $
Cash flows from operating activities		
Net loss	(1,230,969)	(1,767,465)
Adjustments to reconcile net loss to net cash used in operating activities:-		
Depreciation of property, plant and equipment	101,792	114,779
Reversal of provision for compensation for exploration cost	-	(25,790)
Loss on asset write-off	8,456	4,763
Net foreign exchange losses	18,332	1,352
Changes in assets and liabilities:-		
Accounts receivable	49,588	(10,735)
Inventories	90,295	(90,295)
Other receivables	1,514	20,309
Prepayments and deposits	14,565	31,625
Accrued charges	(77,544)	(466,808)
Other payables	118,758	41,804
Provision for asset retirement obligations	3,037	4,278
Provision for exploration asset compensation	10,991	-
Net cash used in operating activities	(891,185)	(2,142,183)
Cash flows from investing activities		
Acquisition of property, plant and equipment	(35,373)	(153,560)
Acquisition of a subsidiary (Note 3)	-	70,232
Net cash used in investing activities	(35,373)	(83,328)
Cash flows from financing activities		
Loans from others	-	257,924
Repayment of loans	(644,759)	-
Advances from shareholders	1,483,608	1,860,954
Net cash provided by financing activities	838,849	2,118,878
Net decrease in cash and cash equivalents	(87,709)	(106,633)
Effect of exchange rate changes on cash and cash equivalents	25,374	8,691
Cash and cash equivalents, beginning of year	101,278	199,220
Cash and cash equivalents, end of year	38,943	101,278
Supplemental disclosure of cash flow information		
Cash paid during the year for:-		
Interest	269,400	484,447
Income tax	-	-

The accompanying notes are an integral part of these consolidated financial statements.

1. Nature of operations

Arcus Mining Holdings Limited ("Arcus") was incorporated in the Republic of Seychelles on June 17, 2014. Arcus Mining Holdings Limited and its subsidiaries (collectively referred to as the "Company") are engaged in fluorite mining operations in Mongolia, including the processing and sales of fluorite products. Up to December 31, 2017 and the date of this report, the Company owns three mining rights in Mongolia (Mining license numbers: MV016819, MV017305 and MV9918A). During the year ended December 31, 2017, the Company has yet to commence regular mining operations except a trial production was conducted in Dojir mine located in Bayan-Ovoo soum, Khenti province (Mining license number: MV016819).

The Company incurred an operating loss of $1,230,969 for the year ended December 31, 2017 and has a stockholders' deficiency of $6,604,294 as of December 31, 2017. Notwithstanding the operating losses incurred for the year ended December 31, 2017, and the stockholders' deficiency as of December 31, 2017, the accompanying consolidated financial statements have been prepared on a going concern basis. Since the Company is currently in the development and trial-production stage, it is still in the capital investing period. Management has prepared a business cash flow forecast and it indicates that the Company will have positive cash inflow after the commencement of formal production. Management believes the Company will have sufficient working capital to meet its financing requirements based on the financial support of certain shareholders and upon their experience and their assessment of the Company's projected performance, production ability and product market.

2. Summary of significant accounting policies

(a) Basis of presentation and principles of consolidation

These consolidated financial statements are presented in United States dollars ("USD" or "$") and have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

These consolidated financial statements include the financial statements of Arcus and its subsidiaries after elimination of inter-company accounts and transactions.

Companies acquired in business combinations have been consolidated from the date on which control of the net assets and operations was transferred to the Company, in accordance with the acquisition method of accounting.

(b) Use of estimates in the preparation of consolidated financial statements

The preparation of consolidated financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. By their nature, these estimates and assumptions are subject to measurement uncertainty and the effect on the consolidated financial statements of changes in such estimates and assumptions in future periods could be significant. Significant areas requiring management's estimates and assumptions include valuation and impairment losses on mining rights and valuation of asset retirement obligations and exploration asset compensation. Other areas requiring estimates include depletion and amortization of mining rights, depreciation of property, plant and equipment and valuation allowance for deferred tax asset and deferred tax liabilities. Actual results could differ significantly from those estimates and assumptions.

(c) Concentration and credit risks

Financial instruments that subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable.

All of the Company's cash and cash equivalents are held at financial institutions that management believes to be of high credit quality. The Company has not experienced any losses on cash and cash equivalents to date. The Company does not require collateral or other securities to support financial instruments that are subject to credit risk.

Accounts receivable are financial instruments that also expose the Company to concentration of credit risk. The Company routinely assesses the financial strength of its customers and maintains an allowance for doubtful accounts that management believes will adequately provide for credit losses.

2. Summary of significant accounting policies (continued)

(c) Concentration and credit risks (continued)

The Company operates principally in the People's Republic of China ("PRC") (including Hong Kong) and Mongolia and grants credit to its customers in these geographic regions. Although the PRC is economically stable, it is always possible that unanticipated events in foreign countries could disrupt the Company's operations.

As of December 31, 2017 and 2016, the Company had credit risk exposure of uninsured cash and deposits with maturities of less than one year in banks of $33,823 and $90,142, respectively.

The net sales to customers representing at least 10% of net total sales are as follows:

	Year ended December 31, 2017	
	(In United States dollars)	%
Customer A	133,010	45
Customer B	66,662	23
Customer C	59,059	20
	258,731	88

	Year ended December 31, 2016	
	(In United States dollars)	%
Customer A	137,710	33
Customer D	131,347	32
Customer E	69,856	17
	338,913	82

The following customers had balances of at least 10% of the total accounts receivable at the respective balance sheet dates set forth below:

	As of December 31, 2016	
	(In United States dollars)	%
Customer A	30,521	62
Customer F	19,067	38
	49,588	100

As of December 31, 2017 and 2016, these customers accounted for Nil% and 100%, respectively, of net trade receivables. The trade receivables have repayment terms of not more than twelve months.

(d) Cash and cash equivalents

Cash and cash equivalents are short-term, highly liquid investments with original maturities of three months or less. As of December 31, 2017 and 2016, the Company's cash amounted to $38,943 and $101,278, respectively, and there were no cash equivalents.

2. Summary of significant accounting policies (continued)

(e) Intangible assets

Intangible assets consist of acquired mining rights and are initially measured at fair value as at the date of acquisition. Following the initial recognition, intangible assets are stated at cost less accumulated amortization and impairment losses.

Intangible assets are amortized on the units-of-production method utilizing only proven and probable fluorite reserve in the depletion base.

(f) Property, plant and equipment

(i) Property, plant and equipment are stated at cost less accumulated depreciation. Buildings are depreciated on a straight-line basis over 15 to 40 years, representing the shorter of the remaining term of the lease or the expected useful life to the Company.

(ii) Other categories of property, plant and equipment are recorded at cost and depreciated to their estimated residual values using the straight-line method over their estimated useful lives, as follows:

- Leasehold improvements: 5 years or the shorter of the remaining term of the lease
- Furniture and equipment: 5 years
- Motor vehicles: 3 to 7 years
- Factory equipment: 5 to 10 years
- Mineral properties: Unit-of-production

(iii) Normal repairs and maintenance are charged to operating expenses as incurred, while costs incurred that extend the useful life of an asset, improve the safety of our operations, or improve operating efficiency are capitalized.

(g) Impairment of long-lived assets

The Company reviews and evaluates its long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable. Impairment is considered to exist if the total estimated future cash flows on an undiscounted basis are less than the carrying amount of the assets. An impairment loss is measured and recorded based on discounted estimated future cash flows or upon an estimate of fair value that may be received in an exchange transaction. Future cash flows are estimated based on quantities of recoverable minerals, expected fluorspar prices, production levels and operating costs of production and capital, based upon the projected remaining future fluorspar production from each mining site. Existing proven and probable reserves and value beyond proven and probable reserves, including mineralization that is not part of the measured, indicated or inferred resource base, are included when determining the fair value of mine site reporting units at acquisition and, subsequently, in determining whether the assets are impaired. The term "recoverable minerals" refers to the estimated amount of fluorspar that will be obtained after taking into account losses during processing and treatment. In estimating future cash flows, assets are grouped at the lowest level for which there are identifiable cash flows that are largely independent of future cash flows from other asset groups. The Company's estimates of future cash flows are based on numerous assumptions and it is possible that actual future cash flows will be significantly different than the estimates, as actual future quantities of recoverable minerals, fluorspar prices, production levels and operating costs of production and capital are each subject to significant risks and uncertainties. As of December 31, 2017 and 2016, there were no impairment of long-lived assets.

(h) Accounts receivable

Accounts receivable are recorded at the invoiced amount, net of allowances for doubtful accounts. The allowance for doubtful accounts is the Company's best estimate of the amount of probable credit losses in the Company's existing accounts receivable. Bad debt expense is included in administrative expenses.

2. Summary of significant accounting policies (continued)

(h) Accounts receivable (continued)

The Company recognizes an allowance for doubtful receivables to ensure accounts and other receivables are not overstated due to uncollectibility. Allowance for doubtful receivables is maintained for all customers based on a variety of factors, including the length of time the receivables are past due, significant one-time events and historical experience. An additional allowance for individual accounts is recorded when the Company becomes aware of customers' or other debtors' inability to meet their financial obligations, such as bankruptcy filings or deterioration in the customer's or other debtor's operating results or financial position. If circumstances related to customers or debtors change, estimates of the recoverability of receivables will be further adjusted. As of December 31, 2017 and 2016, there were no allowance of accounts receivable.

(i) Operating lease charges

Where the Company has the use of assets held under operating leases, payments made under the leases are charged to profit or loss in equal installments over the accounting periods covered by the lease term, except where an alternative basis is more representative of the pattern of benefits to be derived from the leased asset. Lease incentives received are recognized in profit or loss as an integral part of the aggregate net lease payments made. Contingent rentals are charged to income in the accounting period in which they are incurred.

(j) Income taxes

Deferred income taxes are provided using the asset and liability method in accordance with Financial Accounting Standards Board Accounting Standards Codification ("FASB ASC") 740, "Income Taxes". Under this method, deferred income taxes are recognized for all significant temporary differences at enacted rates and classified as a non-current asset or liability. A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more likely than not that some portion of, or all, the deferred tax asset will not be realized.

FASB ASC 740 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements, and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. It also provides accounting guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Interest and penalties from tax assessments, if any, are included in income taxes in the statements of operations and comprehensive income.

A tax position must be more likely than not of being sustained in order to be recognized in the consolidated financial statements. As of December 31, 2017 and 2016, the Company did not have any uncertain tax positions or accrued interest and penalties related to uncertain tax positions. The Company does not expect to have a material change to its income tax provisions in the next twelve months.

(k) Inventories

Inventories are stated at lower of cost, as determined on a first-in, first-out basis, or net realizable value. Costs of inventories include purchase and related costs incurred in bringing the products to their present location and condition. Net realizable value is the estimated selling price in the ordinary course of business less cost to sell. The Company routinely reviews its inventories for their salability and for indications of obsolescence to determine if inventory carrying values are higher than net realizable value. Some of the significant factors the Company considers in estimating the market value of its inventories include the likelihood of changes in market and customer demand and expected changes in market prices for its inventories. As of December 31, 2017 and 2016, inventories including raw materials amounted to $Nil and $90,295, respectively.

(l) Restoration and remediation costs (Asset retirement obligations)

In Mongolia, the mining laws and regulations require the Company to reclaim the surface areas and restore underground water quality for its mine projects to the pre-existing mine area average quality after completion of the mining activities.

2. Summary of significant accounting policies (continued)

(l) Restoration and remediation costs (Asset retirement obligations) (continued)

Future reclamation and remediation costs, which include extraction equipment removal and environmental remediation, are accrued at the end of each period based on management's best estimate of the costs expected to be incurred for each project. Such estimates consider the costs of future surface and groundwater activities, current regulations, actual expenses incurred, and technology and industry standards.

In accordance with FASB ASC 410, "Asset Retirement and Environmental Obligations", the Company capitalizes the measured fair value of asset retirement obligations to mineral properties. The asset retirement obligations are accreted to an undiscounted value until the time at which they are expected to be settled. The accretion expense is charged to earnings and the actual retirement costs are recorded against the asset retirement obligations when incurred. Any difference between the recorded asset retirement obligations and the actual retirement costs incurred will be recorded as a gain or loss in the period of settlement.

On a regular basis, the Company reviews the assumptions used to estimate the expected cash flows required to settle the asset retirement obligations, including changes in estimated probabilities, amounts and timing of the settlement of the asset retirement obligations, as well as changes in any regulatory or legal obligations for each of its mineral projects. Changes in any one or more of these assumptions may cause revision of asset retirement obligations for the corresponding assets.

(m) Revenue recognition

The Company recognizes revenue when all of the following conditions are met:-

- Persuasive evidence of an arrangement exists;
- Delivery has occurred or services have been rendered;
- Price to the customer is fixed or determinable; and
- Collectability is reasonably assured.

Revenue from sales of products is recognized when title and risk of loss has transferred to the customers upon shipment and when collectability is reasonably assured. The Company does not provide its customers with the right of return (except for quality), price protection, rebates or discounts. All sales are based on firm customer orders with fixed terms and conditions, which generally cannot be modified.

(n) Provision for exploration asset compensation

The Government of Mongolia issued a policy that requires all mining companies to pay compensation to the Government if the exploration work on their mining license area was funded by the Government. The compensation amount for the exploration work done has been estimated by the Mineral Resources Authority of Mongolia.

The provision for exploration expenditure is calculated as the discounted net present value of estimated future net cash outflows of the reclamation and closure costs.

(o) Cost of sales

Cost of sales includes raw material costs, mining overhead including depreciation expenses and shipping and handling costs related to the movement of finished goods from mining locations to customer locations. Additionally, cost of sales includes customs duties, product packaging cost, the cost of tooling and inventory shrinkage and damages.

(p) Administrative expenses

Administrative expenses include salaries and benefits, consulting, audit, tax, legal, insurance, rent and utilities, and other general operating expenses.

(q) Shipping and handling costs

Shipping and handling costs are expensed as incurred and included in cost of sales. For the years ended December 31, 2017 and 2016, shipping and handling costs amounted to $31,798 and $133,952, respectively.

2. Summary of significant accounting policies (continued)

(r) Foreign currency transactions and translations

These consolidated financial statements are presented in USD, which is different from Arcus and its subsidiaries' functional currencies. The functional currency of the subsidiaries in Mongolia, Khan Shashir LLC and Shek Hung Gold LLC, is the Mongolian Tugrik ("MNT"). The functional currency of the subsidiary in the People's Republic of China ("PRC"), Best Metro Import & Export Trading (Inner Mongolia) Limited is the Chinese Renminbi ("RMB"), while the functional currency of all other subsidiaries is the Hong Kong dollar ("HKD").

The functional currency of Arcus is the HKD. The financial statements of foreign subsidiaries where HKD, MNT and RMB are the functional currencies and which have transactions denominated in non-HKD/MNT/RMB currencies are translated into HKD/MNT/RMB at the exchange rates existing on that date. The translation of local currencies into HKD/MNT/RMB creates transaction adjustments which are included in the statements of operations and comprehensive income.

The financial statements of Arcus and its foreign subsidiaries, where non-USD currencies are the functional currencies, are translated into USD using exchange rates in effect at period end for assets and liabilities and average exchange rates during each reporting period for the statement of operations. Adjustments resulting from translation of these financial statements are reflected as a separate component of stockholders' deficit.

(s) Comprehensive loss

Comprehensive loss is defined as all changes in deficit, exclusive of transactions with stockholders, such as capital investments. Comprehensive loss includes net loss and changes in certain assets and liabilities that are reported directly in equity.

(t) Net loss per share

Basic loss per common share is computed by dividing net loss applicable to common stockholders for each reporting period by the weighted-average number of common shares outstanding during the period. Diluted loss per common share is computed by dividing net loss applicable to common stockholders for each reporting period by the weighted average number of common shares outstanding during the period, plus the effects of potentially dilutive restricted stock calculated using the treasury stock method and the potential dilutive effect of the conversion of convertible securities, such as warrants and convertible notes, into shares of our common stock.

(u) Fair value measurement

The Company complies with FASB ASC 820, "Fair Value Measurements", which clarifies the definition of fair value, prescribes methods for measuring fair value and establishes a fair value hierarchy to classify the inputs used in measuring fair value.

Fair value is estimated by applying the following hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:-

Level 1 — Quoted prices in active markets for identical assets or liabilities.

Level 2 — Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 — Inputs that are generally unobservable and typically reflect management's estimate of assumptions that market participants would use in pricing the asset or liability.

Financial instruments are measured as follows:-

The carrying amounts of cash and cash equivalents, accounts and other receivables, prepayments and deposits, accrued charges and other payables, approximate their fair values due to the short term nature of these instruments.

2. Summary of significant accounting policies (continued)

(u) Fair value measurement (continued)

The fair value of the balances with related companies and shareholders has not been determined as the timing of the expected cash flows of these balances cannot be reasonably determined because of the relationships.

(v) Recent changes in accounting standards

In January 2017, the FASB issued No.2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business. This Update provides a more robust framework to use in determining when a set of assets and activities is a business and provides more consistency in applying the guidance, reduce the costs of application, and make the definition of a business more operable. For public business entities, this Update is effective for annual periods beginning after December 15, 2017, including interim periods within those periods. The Company does not expect the adoption of this standard to have a material impact on its consolidated financial statements.

In January 2017, the FASB issued No.2017-04, Intangibles-Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. This Update states an entity no longer will determine goodwill impairment by calculating the implied fair value of goodwill by assigning the fair value of a reporting unit to all of its assets and liabilities as if that reporting unit had been acquired in a business combination. Instead, an entity should perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount, where Step 2 from the goodwill impairment test is eliminated. In addition, any reporting unit with a zero or negative carrying amount is no longer required to perform a qualitative assessment and, if it fails that qualitative test, to perform Step 2 of the goodwill impairment test. For public entity, this Update is effective for annual or any interim periods beginning after December 15, 2019. The Company does not expect the adoption of this standard to have a material impact on its consolidated financial statements.

In March 2017, the FASB issued No. 2017-07, Compensation-Retirement Benefits (Topic 715): Improving the presentation of net periodic pension cost and net periodic postretirement benefit cost by adding a standard-setting project to provide additional guidance on the presentation of net benefit cost in the income statement and on the components eligible for capitalization in assets and requires that an employer report the service cost component in the same line item as other compensation costs arising from services rendered by the pertinent employees during the period. This Update requires additional disclosures, including the amount of net benefit cost recognized for each period for which a statement of income is presented. For public business entities, this Update is effective for annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. The Company does not expect the adoption of this standard to have a material impact on its consolidated financial statements.

In September 2017, the FASB issued No. 2017-13, Revenue Recognition (Topic 605), Revenue from Contracts with Customers (Topic 606): Amendments to SEC paragraphs pursuant to the staff announcement at the July 20, 2017 EITF meeting and rescission of prior SEC staff announcements and observer comments. For public business entities, this Update is effective for annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. On the basis that (1) the sales contracts entered into after 2017 are expected to be materially the same in substance as the contracts in place in 2016 and 2017; (2) any change in sales quantity is not expected to affect the unit price; (3) both the contract price and unit price are clearly stated in the sales contracts; (4) the sales contracts contain only one performance obligation; and (5) there are no return policy or warranty given, the Company does not expect the adoption of this standard to have a material impact on its consolidated financial statements.

In February 2016, the FASB issued an update to the standards to require lessees to recognize a lease liability and a right-of-use asset for all leases (lease terms of more than 12 months) at the commencement date. The new guidance is effective for the Company no later than the first quarter of fiscal 2019 and requires a modified retrospective approach to adoption. Early adoption is permitted. In January 2018, the FASB issued No. 2018-01, Leases (Topic 842): Land Easement Practical Expedient for Transition to Topic 842: The amendments in this Update affect the amendments in Update 2016-02, which are not yet effective but may be early adopted, and Example 10 of Subtopic 350-30. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements in Update 2016-02. An entity that early adopted Topic 842 should apply the amendments in this Update upon issuance. The Company is evaluating the potential impact of this standard on its consolidated financial statements and disclosures.

3. Business combinations

On March 31, 2016 (the acquisition date), the Company acquired 100% of the equity interest of Arcus Hong Kong Limited ("AHK") from one of its ultimate shareholders. AHK was inactive at the date of acquisition. The acquisition is expected to assist in the Company's sales of fluorite products.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition.

Fair value of assets acquired and liabilities assumed

	(In United States dollars)
Property, plant and equipment	2,223
Cash and cash equivalents	70,233
Other receivables	8,588
Current liabilities	(84,253)
Net liabilities	(3,209)

The consideration of $1 was fully paid on April 1, 2016 by the Company.

4. Property, plant and equipment

Property, plant and equipment include the following:-

	December 31	
	2017	2016
	(In United States dollars)	
Buildings	178,876	174,392
Leasehold improvements	120,172	121,055
Furniture, fixture and equipment	126,086	123,538
Motor vehicles	281,691	293,845
Factory equipment	26,072	25,418
Mineral properties	1,346,814	1,284,041
Less: accumulated depreciation	(475,843)	(372,303)
	1,603,868	1,649,986
Construction in progress	35,271	34,388
Totol property, plant and equipment	1,639,139	1,684,374

Construction in progress is mainly related to fluorspar beneficiation plant under construction and stall cables to be used during the construction of the shaft at the mine sites. During the years ended December 31, 2017 and 2016, depreciation expenses charged to the consolidated statements of operations amounted to $101,792 ($66,514 to administrative expenses and $35,278 to cost of sales) and $114,779 ($71,158 to administrative expenses and $43,621 to cost of sales), respectively.

5. Intangible assets

Intangible assets consist of acquired mining rights.

As of December 31, 2017 and 2016, the Company owned three mining rights in Mongolia.

	(In United States dollars)
Cost	
At December 31, 2017 and 2016	1,097,362
Accumulated amortization and impairment loss	
At December 31, 2017 and 2016	-
Net book value	
At December 31, 2017	1,097,362
At December 31, 2016	1,097,362

As of December 31, 2017, future minimum amortization expenses in respect of intangible assets are as follows:

Year ending December 31,

	(In United States dollars)
2018	95,010
2019	102,022
2020	112,540
2021	112,540
2022	112,540
Thereafter	562,710
	1,097,362

6. Interests in subsidiaries

Particulars of principal subsidiaries as of December 31, 2017 and 2016 are as follows:-

Name	Place of incorporation and type of legal entity	Particulars of issued capital/ registered capital	Percentage of capital held by the company		Principal activities
			2017	2016	
Arcus Mining Group Company Limited ^ ("AMGC")	The Republic of Seychelles, limited liability company	$1	100%	100%	Investment holding
Arcus Hong Kong Limited # ("AHK")	Hong Kong, limited liability company	HK$1,000	100%	100%	Investment holding
Best Metro (Hong Kong) Limited # ("BMHK")	Hong Kong, limited liability company	HK$1	100%	100%	Investment holding, providing management and administrative support to the group companies
China Aim (Hong Kong) Limited # ("CAHK")	Hong Kong, limited liability company	HK$1	100%	100%	Investment holding
Khan Shashir LLC # ("KSS")	Mongolia, limited liability company	MNT1,000,000,000	100%	100%	Fluorite mining processing and sales of fluorite products
Shek Hung Gold LLC # ("SHG")	Mongolia, limited liability company	MNT127,800,000	100%	100%	Fluorite mining processing
Best Metro Import & Export Trading (Inner Mongolia) Limited # ("BMIM")	PRC, limited liability company	RMB500,000	100%	100%	Sales of fluorite products and import and export machinery

^ Shares directly held by Arcus
# Shares indirectly held by Arcus

7. Other loan

As of December 31, 2016, other loan included a HK$5 million (equivalent to $644,759) loan borrowed from a third party, Bestlite Industrial Limited, on October 6, 2014. The loan was unsecured, had no collateral or guarantee, and bore interest at a monthly rate of 3%. During the years ended December 31, 2017 and 2016, the loan interest expense amounted to HK$1,686,986 (equivalent to $216,416) and HK$1,793,826 (equivalent to $231,122), respectively. The loan was due to be repaid on October 6, 2017 and was fully settled on December 9, 2017.

8. Provision for asset retirement obligations

The Company's asset retirement obligations relate to future remediation and decommissioning activities at the three fluorite mines.

	(In United States dollars)
At December 31, 2015	28,311
Exchange adjustments	(5,632)
Additions	4,278
At December 31, 2016	26,957
Exchange adjustments	702
Additions	3,037
At December 31, 2017	30,696

9. Provision for exploration asset compensation

	(In United States dollars)
At December 31, 2015	146,287
Exchange adjustments	(22,793)
Reversal	(25,790)
At December 31, 2016	97,704
Exchange adjustments	2,544
Additions	10,991
At December 31, 2017	111,239

10. Other operating income

	Year ended December 31,	
	2017	2016
	(In United States dollars)	
Reversal of provision for exploration asset compensation	-	25,790

11. Income tax

The companies comprising the Company are subject to tax on an entity basis on income arising in or derived from the Republic of Seychelles, Mongolia, PRC and Hong Kong.

Seychelles Tax

The statutory tax rate in the Republic of Seychelles is 25% on the first 1 million Seychelles Rupee of taxable income and 33% on the remainder. Arcus and AMGC are not subject to income taxes in the Republic of Seychelles for each of the years ended December 31, 2017 and 2016.

Hong Kong Tax

BMHK, AHK and CAHK are subject to Hong Kong profits tax at the rate of 16.5% on the assessable profits. No provision for Hong Kong profits tax has been made as these companies incurred a loss for each of the years ended December 31, 2017 and 2016.

Mongolia Corporate Income Tax

KSS and SHG are registered and operate in Mongolia and are subject to Mongolia Corporate Income Tax at the rate of 10% on taxable income below MNT3 billion, or MNT300 million plus 25% on taxable income exceeding MNT3 billion. No provision for Mongolia corporate income tax has been made as these companies incurred a loss for each of the years ended December 31, 2017 and 2016.

PRC Enterprise Income Tax

BMIM is subject to PRC Enterprise Income Tax at the statutory rate of 25%. No provision for PRC Enterprise Income Tax has been made as this company incurred a loss for each of the years ended December 31, 2017 and 2016.

The Company's deferred tax assets and liabilities as of December 31, 2017 and 2016 are attributable to the following:

	Year ended December 31,	
	2017	2016
	(In United States dollars)	
Tax loss carry forwards	212,789	122,587
Less: Valuation allowance	(212,789)	(122,587)
	-	-

Changes in valuation allowance are as follows:

	Year ended December 31,	
	2017	2016
	(In United States dollars)	
Balance, January 1	122,587	80,250
Increase/(decrease) in valuation allowance	90,202	42,337
Balance, December 31	212,789	122,857

11. Income tax (continued)

As of December 31, 2017 and 2016, the Company had accumulated tax losses amounting to approximately $1,265,642 and $729,266 (the tax effect thereon being approximately $212,789 and $122,587), respectively, subject to the final agreement by the relevant tax authorities, which may be carried forward and applied to reduce future taxable income which is earned in or derived from the jurisdictions in which the tax losses were incurred. Realization of deferred tax assets associated with tax loss carry forwards is dependent upon generating sufficient taxable income prior to their expiration. A full valuation allowance is established against such tax losses at each balance sheet date since management believes it is more likely than not that such tax losses will not be utilized.

12. Related party transactions

(a) Loans from related persons

As of December 31, 2017 and 2016, loans from related persons included a HK$1 million (equivalent to 2017: $128,011 and 2016: $128,952) loan borrowed from the son of the sole director of Arcus on October 6, 2016. The loan is unsecured, has no collateral or guarantee and bears interest at 8% per annum. The loan is due to be repaid on October 5, 2018.

As of December 31, 2017 and 2016, loans from related persons included HK$1 million (equivalent to 2017: $128,011 and 2016: $128,952) borrowed from the sisters of the Chief Operating Officer of Arcus on October 31, 2016. The loans are unsecured, have no collateral or guarantee and bear interest at 8% per annum. The loans are due to be repaid on October 31, 2018.

(b) Interest expenses paid to related persons

During the years ended December 31, 2017 and 2016, interest expense of HK$160,000 (equivalent to $20,526) and HK$31,782 (equivalent to $4,095), respectively, was paid to related persons.

(c) Amounts due to shareholders

Amounts due to shareholders are unsecured, interest-free and there are no fixed terms of repayment.

13. Commitments

The Company is renting or leasing offices located in Hong Kong and Mongolia with total monthly payment of $17,269 and $2,500, respectively.

The aggregate minimum payments over the next five years are as follows:-

	(In United States dollars)
2018	244,462
2019	237,231
2020	229,989
2021	30,000
2022	30,000
Thereafter	60,000
	831,682

Rental expenses for all operating leases of office premises in Hong Kong and Mongolia amounted to $137,679 and $167,003 for the years ended December 31, 2017 and 2016, respectively.